UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 2004

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28305
(Commission File Number)

91-1880015
(IRS Employer Identification No.)

Suite 1220 Park Place, 666 Burrard Street, Vancouver, BC Canada V6C 2X8
(Address of principal executive offices and Zip Code)

604.688.7450
(Registrant's telephone number, including area code)

Suite 600, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Former name or former address, if changed since last report.)

Item 5. Other

Fairchild entered into a letter agreement with Praxis Pharmaceuticals Inc. ("Praxis") dated February 18, 2004 wherein the parties have agreed to be bound by the terms of the original Termination of License and Research and Development Agreement (the "License Agreement") dated February 28, 2001. The letter agreement confirms that all amendments to such License Agreement are no longer in force and effect. As a result, Praxis will retain the common shares of Fairchild assigned to it under the terms of the License Agreement and that Praxis will pay to Fairchild 30% of the Net Revenues in the License Agreement to a maximum of $250,000 over the first three years of sale; provided that Fairchild has received $59,423 from Praxis.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

(10) Material Contracts

10.1 Letter Agreement dated February 18, 2004 between Fairchild International Inc. and Praxis Pharmaceuticals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ George Tsafalas
______________________________
By: George Tsafalas, President

Date: February 25, 2004